ADP Reports Third Quarter Fiscal 2024 Results
•Revenues increased 7% compared to last year's third quarter to $5.3 billion; 6% organic constant currency
•Net earnings increased 14% to $1.2 billion, and adjusted net earnings increased 13% to $1.2 billion
•Adjusted EBIT increased 12% to $1.5 billion, and adjusted EBIT margin increased 140 basis points to 29.3%
•Diluted earnings per share ("EPS") increased 15% to $2.88; adjusted diluted EPS increased 14% to $2.88

ROSELAND, N.J. – May 1, 2024 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its third quarter fiscal 2024 financial results and updated its fiscal 2024 outlook.
Third Quarter Fiscal 2024 Consolidated Results
Compared to last year’s third quarter, revenues increased 7% to $5.3 billion and 6% on an organic constant currency basis. Net earnings increased 14% to $1.2 billion, and adjusted net earnings increased 13% to $1.2 billion. Adjusted EBIT increased 12% to $1.5 billion, representing an adjusted EBIT margin increase of 140 basis points in the quarter to 29.3%. ADP’s effective tax rate for the quarter was 23.4% on both a reported basis and an adjusted basis. Diluted EPS increased 15% to $2.88, and adjusted diluted EPS increased 14% to $2.88.
“Healthy new business bookings and client retention contributed to our strong third quarter results," said Maria Black, President and Chief Executive Officer, ADP. “We strive to deliver innovative products, differentiated service, and exceptional experiences every day, and we are proud these efforts helped to drive new record highs in client satisfaction this fiscal year. With a stable HCM demand backdrop, we are focused on executing in the fourth quarter and building momentum into fiscal 2025."
"With good outcomes in revenue, margin, and earnings growth in the third quarter, we are positioned for strong overall fiscal 2024 results," said Don McGuire, Chief Financial Officer, ADP. "As we look ahead, we remain committed to reinvesting in our business to drive long-term profitable growth for our shareholders."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Third Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's third quarter:
•Employer Services revenues increased 8% on a reported basis and 7% on an organic constant currency basis
•U.S. pays per control increased 2%
•Employer Services segment margin increased 230 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's third quarter:
•PEO Services revenues increased 5%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 2%
•Average worksite employees paid by PEO Services increased 3% to about 732,000
•PEO Services segment margin decreased 220 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's third quarter:
•Interest on funds held for clients increased 29% to $321 million
•Average client funds balances increased 6% to $41.7 billion
•The average interest yield on client funds increased 50 basis points to 3.1%

Fiscal 2024 Outlook
Certain components of ADP’s fiscal 2024 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2023 pre-tax charges of about $9 million related to transformation initiatives
•Fiscal 2023 pre-tax charges of about $1 million related to legal settlements
•Fiscal 2024 expected pre-tax charges of about $5 million related to transformation initiatives
Consolidated Fiscal 2024 Outlook
•Revenue growth of 6% to 7%
•Adjusted EBIT margin expansion of 60 to 70 basis points
•Adjusted effective tax rate of about 23%
•Diluted EPS growth of 10% to 12%
•Adjusted diluted EPS growth of 10% to 12%
Employer Services Segment Fiscal 2024 Outlook
•Employer Services revenue growth of 7% to 8%
•Employer Services margin up 180 to 190 basis points
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 20 to 30 basis points
•Increase in U.S. pays per control of about 2%
PEO Services Segment Fiscal 2024 Outlook
•PEO Services revenue growth of 3% to 4%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 2% to 4%
•PEO Services margin down 120 to 140 basis points
•PEO Services average worksite employee count growth of 2% to 3%
Client Funds Extended Investment Strategy Fiscal 2024 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of April 30, 2024. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 4.5%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $1.0 billion to $1.01 billion; this is based on anticipated growth in client funds balances of about 3% and an average yield that is anticipated to increase to 2.9%
•Total contribution from the client funds extended investment strategy of $850 to $860 million

Fiscal 2024 Outlook

		Fiscal 2023 (unaudited)	January 31, 2024 Fiscal 2024 Outlook (a)	May 1, 2024 Fiscal 2024 Outlook (a)
Total ADP	Revenues	$18,012M	6 to 7%	6 to 7%
	Adj. EBIT Margin	24.8%	60 to 70 bps	60 to 70 bps
	Adj. Effective Tax Rate	23.1%	~23%	~23%
	Adj. Diluted EPS	$8.23	10 to 12%	10 to 12%
Employer Services	Revenues	$12,043M	7 to 8%	7 to 8%
	Margin	33.0%	150 to 160 bps	180 to 190 bps
	ES New Business Bookings	$1.9B	4 to 7%	4 to 7%
	Client Revenue Retention	92.2%	(60) to (40) bps	(30) to (20) bps
	U.S. Pays Per Control	5%	1 to 2%	~2%
PEO Services	Revenues	$5,984M	3 to 4%	3 to 4%
	Revenues Ex Zero-Margin Pass-throughs	$2,183M	2 to 4%	2 to 4%
	Margin	16.3%	(100) to (80) bps	(140) to (120) bps
	Average WSEs	712,000	2 to 3%	2 to 3%
Client Funds Interest	Average Client Funds Balances	$34.1B	2 to 3%	~3%
	Yield on Client Funds Portfolio	2.4%	~2.8%	~2.9%
	Client Funds Interest Revenue	$813M	$985 to $995M	$1,000 to $1,010M
	Net Impact from Client Funds Extended Strategy	$730M	$835 to $845M	$850 to $860M
(a) Outlook contemplates the anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, May 1, 2024 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are posted to ADP’s website at investors.adp.com.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,270.3	$3,088.7	$9,011.7	$8,437.3
Interest on funds held for clients	320.8	249.4	747.9	577.7
PEO revenues (A) (B) (C)	1,662.7	1,589.7	4,674.5	4,519.4
Total revenues	5,253.8	4,927.8	14,434.1	13,534.4

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,406.5	2,299.8	6,777.4	6,508.7
Research and development	242.7	208.6	707.8	622.6
Depreciation and amortization	119.0	115.4	359.9	336.8
Total costs of revenues	2,768.2	2,623.8	7,845.1	7,468.1

Selling, general, and administrative expenses	940.9	938.0	2,743.6	2,594.2
Interest expense	62.7	38.3	259.2	146.4
Total expenses	3,771.8	3,600.1	10,847.9	10,208.7

Other (income)/expense, net	(64.3)	(36.3)	(196.8)	(106.3)

Earnings before income taxes	1,546.3	1,364.0	3,783.0	3,432.0

Provision for income taxes	361.4	320.9	860.3	796.7

Net earnings	$1,184.9	$1,043.1	$2,922.7	$2,635.3

Basic earnings per share	$2.89	$2.52	$7.11	$6.36

Diluted earnings per share	$2.88	$2.51	$7.07	$6.33

Components of Other (income)/expense, net:
Interest income on corporate funds	$(55.9)	$(24.1)	$(159.3)	$(82.8)
Realized losses on available-for-sale securities, net	1.2	0.9	5.2	13.9
Gain on sale of assets	(1.2)	—	(17.1)	—
Impairment of assets	—	—	—	0.3
Non-service components of pension income, net	(8.4)	(13.1)	(25.6)	(37.7)
Other (income)/expense, net	$(64.3)	$(36.3)	$(196.8)	$(106.3)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $18,339.6 million and $17,301.8 million for the three months ended March 31, 2024 and 2023, respectively, and $52,713.4 million and $50,688.4 million for the nine months ended March 31, 2024 and 2023, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $1,016.3 million and $956.3 million for the three months ended March 31, 2024 and 2023, respectively, and $2,963.7 million and $2,846.3 million for the nine months ended March 31, 2024 and 2023, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $228.6 million and $218.5 million for the three months ended March 31, 2024 and 2023, respectively, and $478.7 million and $475.9 million for the nine months ended March 31, 2024 and 2023, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	March 31,	June 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$3,291.7	$2,083.5
Accounts receivable, net of allowance for doubtful accounts of $51.5 and $53.0, respectively	3,460.7	3,009.6
Other current assets	957.7	743.9
Total current assets before funds held for clients	7,710.1	5,837.0
Funds held for clients	47,929.5	36,333.6
Total current assets	55,639.6	42,170.6
Long-term receivables, net of allowance for doubtful accounts of $0.2 and $0.1, respectively	7.0	8.5
Property, plant and equipment, net	676.5	681.4
Operating lease right-of-use asset	354.8	402.4
Deferred contract costs	2,838.3	2,769.7
Other assets	1,014.7	1,255.4
Goodwill	2,355.4	2,339.4
Intangible assets, net	1,295.3	1,343.6
Total assets	$64,181.6	$50,971.0

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$84.6	$96.8
Accrued expenses and other current liabilities	3,714.5	2,342.6
Accrued payroll and payroll-related expenses	722.1	941.4
Dividends payable	568.9	510.0
Short-term deferred revenues	189.1	188.6
Obligations under reverse repurchase agreements (A)	—	105.4
Income taxes payable	110.4	44.2
Total current liabilities before client funds obligations	5,389.6	4,229.0
Client funds obligations	49,512.3	38,538.6
Total current liabilities	54,901.9	42,767.6
Long-term debt	2,990.7	2,989.0
Operating lease liabilities	309.1	349.9
Other liabilities	935.5	933.7
Deferred income taxes	64.4	73.6
Long-term deferred revenues	353.3	348.1
Total liabilities	59,554.9	47,461.9

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at March 31, 2024 and June 30, 2023; outstanding, 409.8 and 412.1 shares at March 31, 2024 and June 30, 2023, respectively	63.9	63.9
Capital in excess of par value	2,354.0	2,102.3
Retained earnings	23,366.1	22,118.0
Treasury stock - at cost: 228.9 and 226.6 shares at March 31, 2024 and June 30, 2023, respectively	(19,305.4)	(18,469.3)
Accumulated other comprehensive (loss)/ income	(1,851.9)	(2,305.8)
Total stockholders’ equity	4,626.7	3,509.1
Total liabilities and stockholders’ equity	$64,181.6	$50,971.0

(A) As of June 30, 2023, $104.6 million of long-term marketable securities and $0.8 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2024	2023
Cash Flows from Operating Activities:
Net earnings	$2,922.7	$2,635.3
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	426.2	408.9
Amortization of deferred contract costs	795.0	738.1
Deferred income taxes	(4.4)	(17.6)
Stock-based compensation expense	188.7	176.6
Bad Debt Expense	38.5	27.0
Net pension income	(17.4)	(30.7)
Net accretion of discounts and amortization of premiums on available-for-sale securities	(29.2)	25.5
Other	(5.4)	21.6
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(496.2)	80.1
Increase in deferred contract costs	(865.9)	(814.2)
Increase in other assets	(225.7)	(171.5)
Decrease in accounts payable	(9.1)	(31.6)
Increase/(Decrease) in accrued expenses and other liabilities	139.2	(25.6)
Net cash flows provided by operating activities	2,857.0	3,021.9

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(4,365.7)	(5,471.1)
Proceeds from the sales and maturities of corporate and client funds marketable securities	3,624.6	3,881.4
Capital expenditures	(153.7)	(145.4)
Additions to intangibles	(263.2)	(285.3)
Acquisitions of businesses, net of cash acquired	(33.6)	(32.4)
Proceeds from sale of property, plant, and equipment and other assets	28.3	—
Other	(8.5)	—
Net cash flows used in investing activities	(1,171.8)	(2,052.8)

Cash Flows from Financing Activities:
Net increase/(decrease) in client funds obligations	10,999.6	(3,412.3)
Net cash received from the Internal Revenue Service	1,132.0	—
Payments of debt	(0.7)	(0.7)
Repurchases of common stock	(796.2)	(817.5)
Net proceeds from stock purchase plan and stock-based compensation plans	24.6	72.7
Dividends paid	(1,608.0)	(1,386.1)
Net payments related to reverse repurchase agreements	(67.5)	(142.3)
Net cash flows provided by/(used in) financing activities	9,683.8	(5,686.2)

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(15.7)	(25.3)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	11,353.3	(4,742.4)

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	8,771.5	22,783.0
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$20,124.8	$18,040.6

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$3,291.7	$1,828.4
Restricted cash and restricted cash equivalents included in funds held for clients	16,833.1	16,212.2
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$20,124.8	$18,040.6

Supplemental disclosures of cash flow information:
Cash paid for interest	$260.9	$148.5
Cash paid for income taxes, net of income tax refunds	$806.1	$778.8

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2024	2023	% Change	2024	2023	% Change
Segment revenues
Employer Services	$3,590.7	$3,339.1	8%	$9,762.3	$9,021.3	8%
PEO Services	1,665.6	1,592.0	5%	4,681.2	4,524.7	3%
Other	(2.5)	(3.3)	n/m	(9.4)	(11.6)	n/m
Total revenues	$5,253.8	$4,927.8	7%	$14,434.1	$13,534.4	7%

Segment earnings
Employer Services	$1,421.7	$1,244.5	14%	$3,492.1	$3,042.6	15%
PEO Services	235.9	261.0	(10)%	713.8	747.0	(4)%
Other	(111.3)	(141.5)	n/m	(422.9)	(357.6)	n/m
Total pretax earnings	$1,546.3	$1,364.0	13%	$3,783.0	$3,432.0	10%

Segment margin
Employer Services	39.6%	37.3%	2.3%	35.8%	33.7%	2.0%
PEO Services	14.2%	16.4%	(2.2)%	15.2%	16.5%	(1.3)%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	29.4%	27.7%	1.8%	26.2%	25.4%	0.9%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Earnings per share information	2024	2023	% Change	2024	2023	% Change
Net earnings	$1,184.9	$1,043.1	14%	$2,922.7	$2,635.3	11%

Basic weighted average shares outstanding	410.5	413.7	(1)%	411.1	414.2	(1)%
Basic earnings per share	$2.89	$2.52	15%	$7.11	$6.36	12%

Diluted weighted average shares outstanding	412.1	415.5	(1)%	413.6	416.2	(1)%
Diluted earnings per share	$2.88	$2.51	15%	$7.07	$6.33	12%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	2%	4%	2%	5%

PEO Services:
Paid PEO worksite employees at end of period	726,000	704,000	726,000	704,000
Average paid PEO worksite employees during the period	732,000	710,000	725,000	709,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$1,016.3	$956.3	$2,963.7	$2,846.3
Workers' compensation and state unemployment taxes	$228.6	$218.5	$478.7	$475.9

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	March 31,
	2024	2023	% Change
Average investment balances at cost (in billions)
Funds held for clients	$41.7	$39.2	6%
Corporate extended (A)	$3.3	$1.8	83%
Short-term financing to support Client Funds Strategy (A)	$3.3	$1.8	83%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	3.1%	2.5%
Corporate extended (A)	3.5%	1.8%
Short-term financing to support Client Funds Strategy (A)	5.4%	4.5%

Interest income (expense)
Funds held for clients	$320.8	$249.4	29%
Corporate extended (B)	29.0	8.5	241%
Short-term financing to support Client Funds Strategy (B)	(44.9)	(20.7)	117%
Net Impact from Client Funds Strategy	$304.9	$237.2	29%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	March 31,
	2024	2023
Average balance - Client short	$11.2	$9.3
Average balance - Client extended	18.1	18.1
Average balance - Client long	12.4	11.8
Average balance - Funds held for clients (in billions)	$41.7	$39.2

Average interest rate - Client short	5.2%	4.3%
Average interest rate - Client extended	2.1%	1.8%
Average interest rate - Client long	2.8%	2.4%
Average interest rate - Funds held for clients	3.1%	2.5%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	March 31,
	2024	2023
Corporate extended interest income (B)	$29.0	$8.5
All other interest income	26.9	15.6
Total interest income on corporate funds (component of Other (income)/expense, net)	$55.9	$24.1

Short-term financing to support Client Funds Strategy (B)	$44.9	$20.7
All other interest expense	17.8	17.6
Total interest expense	$62.7	$38.3

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Nine Months Ended
	March 31,		% Change	March 31,		% Change
	2024	2023	As Reported	2024	2023	As Reported
Net earnings	$1,184.9	$1,043.1	14%	$2,922.7	$2,635.3	11%
Adjustments:
Provision for income taxes	361.4	320.9		860.3	796.7
All other interest expense (a)	17.8	17.6		53.5	53.0
All other interest income (a)	(26.9)	(15.6)		(62.3)	(30.4)
Transformation initiatives (b)	1.5	6.3		4.9	7.9
Legal settlements	—	—		—	(3.8)
Adjusted EBIT	$1,538.7	$1,372.3	12%	$3,779.1	$3,458.7	9%
Adjusted EBIT Margin	29.3%	27.8%		26.2%	25.6%

Provision for income taxes	$361.4	$320.9	13%	$860.3	$796.7	8%
Adjustments:
Transformation initiatives (c)	0.4	1.6		1.2	2.0
Legal settlements (c)	—	—		—	(1.0)
Adjusted provision for income taxes	$361.8	$322.5	12%	$861.5	$797.7	8%
Adjusted effective tax rate (d)	23.4%	23.5%		22.7%	23.2%

Net earnings	$1,184.9	$1,043.1	14%	$2,922.7	$2,635.3	11%
Adjustments:
Transformation initiatives (b)	1.5	6.3		4.9	7.9
Income tax (benefit)/provision for transformation initiatives (c)	(0.4)	(1.6)		(1.2)	(2.0)
Legal settlements	—	—		—	(3.8)
Income tax (benefit)/provision for legal settlements (c)	—	—		—	1.0
Adjusted net earnings	$1,186.0	$1,047.8	13%	$2,926.4	$2,638.4	11%

Diluted EPS	$2.88	$2.51	15%	$7.07	$6.33	12%
Adjustments:
Transformation initiatives (b) (c)	—	0.01		0.01	0.01
Legal settlements (c)	—	—		—	(0.01)
Adjusted diluted EPS	$2.88	$2.52	14%	$7.08	$6.34	12%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three and nine months ended March 31, 2024, transformation initiatives include consulting costs relating to our company-wide transformation initiatives.

(c) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue growth consolidated:	2024	2023	2024	2023

Employer Services	8%	11%	8%	9%
PEO Services	5%	5%	3%	9%
Consolidated revenue growth as reported	7%	9%	7%	9%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	—%	1%	—%	1%
Consolidated revenue growth, organic constant currency	6%	10%	6%	11%

Segment:

Employer Services revenue growth as reported	8%	11%	8%	9%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	—%	1%	—%	2%
Employer Services revenue growth, organic constant currency	7%	12%	8%	11%
Note: Numbers may not foot due to rounding.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2023 to Fiscal 2024 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2024
	Fiscal 2023		Outlook
Earnings before income taxes / margin (GAAP)	$4,437.6	24.6%	80 to 90 bps
All other interest expense (a)	70.9	40 bps	-
All other interest income (a)	(50.5)	(25) bps	(20) bps
Transformation initiatives (b) - FY23	8.7	5 bps	-
Transformation initiatives - FY24	-	-	-
Legal settlements - FY23	1.2	-	-
Adjusted EBIT margin (Non-GAAP)	$4,467.9	24.8%	60 to 70 bps

Effective tax rate (GAAP)		23.1%	23.0%
Transformation initiatives (b) - FY23		-	-
Transformation initiatives - FY24		-	-
Adjusted effective tax rate (Non-GAAP)		23.1%	23.0%

Diluted earnings per share (GAAP)		$8.21	10% to 12%
Transformation initiatives (b) - FY23		0.02	-
Transformation initiatives - FY24		-	-
Adjusted diluted earnings per share (Non-GAAP)		$8.23	10% to 12%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2023, transformation initiatives include consulting costs relating to our company wide transformation initiatives, partially offset by net reversals relating to severance. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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